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                                                                   Exhibit 4.1


Front of Certificate:


  NUMBER                                                           SHARES

RI                                [LOGO]

 COMMON STOCK              ACE * COMM CORPORATION                COMMON STOCK
PAR VALUE $.01                                                  PAR VALUE $.01
             INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND
                                                              -----------------
                                                              CUSIP 004404 10 9
                                                              -----------------

This Certifies that



is the record holder of


   FULLY PAID AND NON ASSESSABLE SHARES OF THE COMMON STOCK, PAR VALUE $.01, OF

                             ACE * COMM CORPORATION


transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Certificate of Incorporation, as amended, and of the By-laws of the Corporation (copies thereof being on file with the Secretary of the Corporation) and the holder hereof, accepting this certificate, expressly assents thereto. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar.
         Witness the seal of the Corporation and the facsimile signatures of its duly authorized officers.


Dated

        /s/ Loretta L. Rivers      (SEAL)       /s/ George T. Jimenez

              SECRETARY                                 PRESIDENT

COUNTERSIGNED AND REGISTERED:

     REGISTRANT AND TRANSFER COMPANY

BY   Chase Mellon Shareholder Services,    TRANSFER AGENT
                  L.L.C.                   AND REGISTRAR


                                         AUTHORIZED SIGNATURE



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Back of Certificate:


                             ACE*COMM CORPORATION

          The Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class of stock authorized to be issued and with respect to the classes of stock which may be issued in series, the variations in the relative rights and preferences between the shares of each such series, so far as the same have been fixed and determined, and the authority of the Board of Directors to fix and determine the relative rights and preferences of subsequent series. Such request may be made to the Secretary of the Corporation at its principal office or to the Transfer Agent.